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                                                                   Exhibit 4(c)
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                                 GUARANTEE AGREEMENT

                                  BARNETT CAPITAL III

                              DATED AS OF JUNE ___, 1997


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                             FORM OF GUARANTEE AGREEMENT


          This GUARANTEE AGREEMENT (the "Guarantee"), dated as of ___________, 1997, is executed and delivered by Barnett Banks, Inc., a Florida corporation (the "Guarantor"), and The First National Bank of Chicago, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) of the Securities (as defined herein) of Barnett Capital III, a Delaware statutory business trust (the "Trust").

                                W I T N E S S E T H :

          WHEREAS, pursuant to the Declaration (as defined herein), the Trust issued on January 28, 1997, $250,000,000 aggregate principal amount of capital securities, having an aggregate liquidation amount of $1,000, designated the Floating Rate Capital Securities (the "Old Capital
Securities") and 7,732,000 common securities, having an aggregate liquidation amount of $1,000, designated the Floating Rate Common Securities (the "Common Securities");

          WHEREAS, the Old Capital Securities and Common Securities were guaranteed by the Guarantor to the extent and on the terms and conditions set forth in the Guarantee Agreement dated as of January 28, 1997 (the "Old Guarantee") from the Guarantor to the Guarantee Trustee for the benefit of holders of the Old Capital Securities and the Common Securities;

          WHEREAS, pursuant to the Registration Rights Agreement (as defined in the Declaration), the Trust has offered to exchange up to $250,000,000 aggregate liquidation amount of Floating Rate Capital Securities, liquidation amount $1,000 per capital security (the "New Capital Securities," and, together with the Old Capital Securities, the "Capital Securities") which have been registered under the Securities Act of 1933, as amended (the
"Securities Act");

          WHEREAS, pursuant to the Registration Rights Agreement, the Guarantor and the Guarantee Trustee wish to exchange the Old Guarantee for this Guarantee, which is substantially the same as the Old Guarantee except that it has been registered under the Securities Act and qualified under the Trust Indenture Act and does not contain restrictions on transfer, and which is for the benefit of the Holders of New Capital Securities, Old Capital Securities not exchanged for New Capital Securities and the Common Securities (collectively, the "Securities"); and

          WHEREAS, as incentive for the Holders to retain the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Securities the Guarantee Payments (as defined


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          "Covered Person" means any Holder or beneficial owner of Securities.

          "Debentures" means the series of subordinated deferrable interest debentures to be issued by the Guarantor, designated the Floating Rate Junior Subordinated Debentures due 2027 held by the Property Trustee (as defined in the Declaration) of the Trust.

          "Declaration" means the Amended and Restated Declaration of Trust, dated as of January 28, 1997, as amended, modified or supplemented from time to time, among the trustees of the Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial ownership interests in the assets of the Trust.

          "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

          "Guarantee Trustee" means The First National Bank of Chicago, until a successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by the Trust: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Securities to the extent the Trust shall have sufficient funds available therefor at the time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption with respect to any Securities called for redemption by the Trust, to the extent the Trust shall have sufficient funds available therefor at the time, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Securities to the date of payment, and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust (in either case, the "Liquidation Distribution"). If a Trust Enforcement Event (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under this Guarantee are subordinated to the rights of Holders of the Capital Securities to receive payments hereunder.

          "Holder" shall mean any holder of Securities, as registered on the books and records of the Trust; provided, however, that, in determining whether the Holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the Capital Securities; and provided further, that in determining whether the Holders of the requisite liquidation amount of Capital Securities

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have voted on any matter provided for in this Guarantee, then for the purpose of such determination only (and not for any other purpose hereunder), if the Capital Securities remain in the form of one or more Global Certificates (as defined in the Declaration), the term "Holders" shall mean the holder of the Global Certificate acting at the direction of the Preferred Security Beneficial Owners (as defined in the Declaration).

          "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

          "Indenture" means the Indenture, dated as of January 28, 1997, among the Guarantor (the "Company") and The First National Bank of Chicago, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee (as defined in the Declaration) of the Trust.

          "Majority in Liquidation Amount of the Securities" means, except as provided in the terms of the Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities, voting separately as a class, who are the record holders of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities. In determining whether the Holders of the requisite amount of Securities have voted, Securities which are owned by the Guarantor or any Affiliate of the Guarantor shall be disregarded for the purpose of any such determination.

          "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Authorized Officers (as defined in the Declaration) of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer on behalf of such Person in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer acting on behalf of such Person, such condition or covenant has been complied with.